 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2015

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

801 Brickel Ave. Suite 900

Miami, Florida 33131

(Address of principal executive offices and zip code)

305-789-6677

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01 Other events

As of today, we have reached debt restructuring agreements with a majority of our lenders. As a result most stock conversions have stopped. We expect to negotiate the balance of our debt by the end of the month. Specifically, one note was renegotiated HGT Capital, Inc. where HGT released Puget Technologies, Inc. of any and all  future liabilities. Puget Technologies , however, did not release HGT Capital in that transaction.

On a related matter, the company has decided to sue its former President and CEO, Mr. Larson Elmore. We will keep you informed of any additional developments as they become necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

/s/ Hermann Burckhardt

Hermann Burckhardt

President and CEO

Date:  October 6, 2015